EXHIBIT 99.2

American Finance Trust, Inc.
Supplemental Information

Quarter ended March 31, 2019 (unaudited)

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2019 (Unaudited)

Forward-looking Statements:

This supplemental package includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Annual Report on Form 10-K for the year ended December 31, 2018 of American Finance Trust, Inc. (the “Company”) filed on March 7, 2019, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and (ii) in future periodic reports filed by the Company under the Securities Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 7, 2019, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2019 (Unaudited)

Non-GAAP Financial Measures
This section includes non-GAAP financial measures, including Funds from Operations ("FFO"), Adjusted Funds from Operations ("AFFO"), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Net Operating Income ("NOI") and Cash Net Operating Income ("Cash NOI"). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined here, includes an adjustment for straight-line rent which is excluded from AFFO. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income (loss), is provided below. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, AFFO and NOI attributable to stockholders.
Caution on Use of Non-GAAP Measures
FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciation real estate held by the entity. Adjustments for consolidated partially-owned entities (including our Operating Partnership) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2019 (Unaudited)

Adjusted Funds From Operations
In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as fees related to the Listing, non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to the RCA merger litigation. These amounts include legal costs incurred as a result of the litigation, portions of which have been and may in the future be reimbursed under insurance policies maintained by us. Insurance reimbursements are deducted from AFFO in the period of reimbursement. We believe that excluding the litigation costs and any subsequent insurance reimbursements related to the RCA merger helps to provide a better understanding of the operating performance of our business. Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent, vesting and conversion of Class B Units and share-based compensation related to restricted shares and the multi-year outperformance agreement from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impact of transactions or other items that are not related to the ongoing performance of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income (loss). All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss). In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. We believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to pay dividends.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, fees related to the Listing, other non-cash items such as the vesting and conversion of the Class B Units and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2019 (Unaudited)

line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2019 (Unaudited)

Key Metrics
As of and for the three months ended March 31, 2019

Financial Results (Amounts in thousands, except per share data, ratios and percentages)
Revenue from tenants	$71,541
Net loss attributable to common stockholders	$(3,227)
Basic and diluted net loss per share attributable to common stockholders	$(0.03)
Cash NOI [1]	$55,670
Adjusted EBITDA [1]	$46,606
AFFO attributable to common stockholders [1]	$26,303
Dividends declared [2]	$29,207

Balance Sheet and Capitalization (Amounts in thousands, except per share data, ratios and percentages)
Gross asset value [3]	$3,836,193
Net debt [4] [5]	$1,512,951
Total consolidated debt [5]	$1,620,993
Total assets	$3,368,493
Liquidity [6]	$153,450

Common shares outstanding as of March 31, 2019	106,211

Net debt to gross asset value	39.4%
Net debt to adjusted EBITDA (annualized based on quarterly results) [1]	8.1	x

Weighted-average interest rate cost [7]	4.6%
Weighted-average debt maturity (years) [8]	3.8
Interest Coverage Ratio [1] [9]	2.6	x

Real Estate Portfolio	Single-Tenant Portfolio	Multi-Tenant Portfolio	Total Portfolio
Portfolio Metrics:
Real estate investments, at cost (in billions)	$2.1	$1.5	$3.6
Number of properties	649	33	682
Square footage (in millions)	12.0	7.2	19.2
Annualized straight-line rent (in millions) [10]	$164.7	$87.0	$251.7
Annualized straight-line rent per leased square foot	$13.8	$14.2	$13.9
Occupancy [11]	99.5%	85.0%	94.0%
Weighted-average remaining lease term (years) [12]	10.8	4.9	8.8
% investment grade [13]	73.9%	N/A	N/A
% of anchor tenants in multi-tenant portfolio that are investment grade [13] [14]	N/A	45.0%	N/A
% of leases with rent escalators [15]	88.6%	69.6%	82.1%
Average annual rent escalator [15]	1.3%	1.4%	1.3%
——
[1] This Non-GAAP metric is reconciled below.
[2] Represents dividends declared on shares of the Company’s common stock payable to holders of record on the applicable record date.
[3] Defined as total assets plus accumulated depreciation and amortization as of March 31, 2019.
[4] Represents total debt outstanding less cash and cash equivalents.
[5] Excludes the effect of deferred financing costs, net and mortgage premiums, net.
[6] Liquidity includes the amount available for future borrowings under the Company's credit facility of $45.4 million and cash and cash equivalents. In accordance with the Company's credit facility, if the Company were to make any restricted payments or certain other payments, it would be required to have a combination of cash and amount available for future borrowings totaling $40.0 million following such payments.
[7] Weighted based on the outstanding principal balance of the debt as of March 31, 2019.
[8] Weighted based on the outstanding principal balance of the debt as of March 31, 2019 and does not reflect any changes to maturity dates subsequent to
March 31, 2019. The maturity date of the Company's credit facility was automatically extended from April 2020 to April 2022 upon the listing of the
Company's stock on the NASDAQ in July 2018. In addition, the Company has the right to extend the maturity date to April 2023.
[9] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less amortization of deferred financing costs, net, change in accrued interest and amortization of mortgage premiums on borrowings) for the quarter ended March 31, 2019.
Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2019 (Unaudited)

[10] Calculated using the most recent available lease terms as of March 31, 2019.
[11] Only includes leases which have commenced and were taken possession by the tenant as of March 31, 2019.
[12] The weighted-average remaining lease term (years) is based on straight-line rent.
[13] As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. Ratings information is as of April 16, 2019. The weighted averages are based on straight-line rent. Single-tenant portfolio tenants are 46.0% actual investment grade rated and 27.9% implied investment grade rated.
[14] Anchor tenants are defined as tenants that occupy over 10,000 square feet of one of the Company's multi-tenant properties. Anchor tenants are 30.1% actual investment grade rated and 14.9% implied investment grade rated.
[15] Based on annualized straight-line rent as of March 31, 2019. Contractual rent increases include fixed percent or actual increases, or CPI-indexed increases.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2019

Consolidated Balance Sheets
Amounts in thousands, except share and per share data

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$643,538	$629,190
Buildings, fixtures and improvements	2,500,481	2,441,659
Acquired intangible lease assets	415,045	413,948
Total real estate investments, at cost	3,559,064	3,484,797
Less: accumulated depreciation and amortization	(467,700)	(454,614)
Total real estate investments, net	3,091,364	3,030,183
Cash and cash equivalents	108,042	91,451
Restricted cash	18,375	18,180
Deposits for real estate acquisitions	1,160	3,037
Derivative assets, at fair vale	—	—
Goodwill	1,605	1,605
Deferred costs, net	17,050	16,222
Straight-line rent receivable	39,985	37,911
Operating lease right-of-use assets	19,166	—
Prepaid expenses and other assets	18,441	19,439
Assets held for sale	53,305	44,519
Total assets	$3,368,493	$3,262,547

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable, net	$1,184,203	$1,196,113
Credit facility	432,700	324,700
Below market lease liabilities, net	87,419	89,938
Accounts payable and accrued expenses (including $1,930 and $2,634 due to related parties as of March 31, 2019 and December 31, 2018, respectively)	26,798	28,383
Operating lease liabilities	19,276	—
Derivative liabilities, at fair value	1,004	531
Deferred rent and other liabilities	9,156	13,067
Dividends payable	108	80
Total liabilities	1,760,664	1,652,812

7.50% Series A cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 1,380,000 shares authorized, 1,200,000 issued and outstanding as of March 31, 2019 and no shares issued and outstanding as of December 31, 2018	12	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 106,211,031 and 106,230,901 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	1,062	1,063
Additional paid-in capital	2,441,495	2,412,915
Accumulated other comprehensive loss	(1,004)	(531)
Accumulated deficit	(844,773)	(812,047)
Total stockholders' equity	1,596,792	1,601,400
Non-controlling interests	11,037	8,335
Total equity	1,607,829	1,609,735
Total liabilities and equity	$3,368,493	$3,262,547

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2019 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue from tenants	$71,541	$75,092	$74,888	$71,108

Operating expenses:
Asset management fees to related party	6,038	5,848	5,849	5,837
Property operating	12,836	14,059	13,497	13,157
Impairment charges	823	11,023	1,172	8,563
Acquisition, transaction and other costs [1]	854	1,616	1,549	2,376
Listing fees	—	—	4,988	—
Vesting and conversion of Class B Units	—	—	15,786	—
Equity-based compensation [2]	3,021	2,935	2,240	65
General and administrative	6,061	5,876	6,086	5,358
Depreciation and amortization	32,086	32,638	35,332	35,438
Total operating expenses	61,719	73,995	86,499	70,794
Operating income (loss) before gain on sale of real estate investments	9,822	1,097	(11,611)	314
Gain on sale of real estate investments	2,873	2,186	1,328	3,625
Operating income (loss)	12,695	3,283	(10,283)	3,939
Other (expense) income:
Interest expense	(18,440)	(17,623)	(17,017)	(16,042)
Other income	2,545	794	9	38
Total other expense, net	(15,895)	(16,829)	(17,008)	(16,004)
Net loss	(3,200)	(13,546)	(27,291)	(12,065)
Net loss attributable to non-controlling interests	3	22	46	24
Preferred stock dividends	(30)	—	—	—
Net loss attributable to common stockholders	$(3,227)	$(13,524)	$(27,245)	$(12,041)

Basic and Diluted Net Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.03)	$(0.13)	$(0.26)	$(0.11)
Weighted-average shares outstanding — Basic and Diluted	106,076,588	106,096,401	105,905,281	105,028,459

[1] For the three months ended March 31, 2019, includes litigation costs related to the Merger of $0.3 million. For the three months ended December 31, 2018, September 30, 2018 and June 30, 2018, includes litigation costs related to the Merger of $0.4 million, $0.4 million and $1.1 million, respectively, which were previously classified as general and administrative expenses.

[2] For the three months ended March 31, 2019, includes equity-based compensation expense related to the Company's restricted common shares of $0.3 million. For the three months ended December 31, 2018, September 30, 2018 and June 30, 2018, includes equity-based compensation related to the Company's restricted common shares of $0.3 million, $0.1 million and $0.1 million, respectively, that was previously classified as general and administrative expenses.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2019 (Unaudited)

Non-GAAP Measures
Amounts in thousands

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
EBITDA:
Net loss	$(3,200)	$(13,546)	$(27,291)	$(12,065)
Depreciation and amortization	32,086	32,638	35,332	35,438
Interest expense	18,440	17,623	17,017	16,042
EBITDA	47,326	36,715	25,058	39,415
Impairment charges	823	11,023	1,172	8,563
Acquisition, transaction and other costs [1]	854	1,616	1,549	2,376
Listing fees	—	—	4,988	—
Vesting and conversion of Class B Units	—	—	15,786	—
Equity-based compensation [2]	3,021	2,935	2,240	65
Gain on sale of real estate investments	(2,873)	(2,186)	(1,328)	(3,625)
Other income	(2,545)	(794)	(9)	(38)
Adjusted EBITDA	46,606	49,309	49,456	46,756
Asset management fees to related party	6,038	5,848	5,849	5,837
General and administrative	6,061	5,876	6,086	5,358
NOI	58,705	61,033	61,391	57,951
Amortization of market lease and other intangibles, net	(1,839)	(6,054)	(5,766)	(2,320)
Straight-line rent	(1,196)	(2,119)	(2,589)	(2,540)
Cash NOI	$55,670	$52,860	$53,036	$53,091

Cash Paid for Interest:
Interest expense	$18,440	$17,623	$17,017	$16,042
Amortization of deferred financing costs, net and change in accrued interest	(1,329)	(1,461)	(1,734)	(2,126)
Amortization of mortgage premiums on borrowings	794	1,097	857	1,001
Total cash paid for interest	$17,905	$17,259	$16,140	$14,917

[1] For the three months ended March 31, 2019, includes litigation costs related to the Merger of $0.3 million. For the three months ended December 31, 2018, September 30, 2018 and June 30, 2018, includes litigation costs related to the Merger of $0.4 million, $0.4 million and $1.1 million, respectively, which were previously classified as general and administrative expenses.

[2] For the three months ended March 31, 2019, includes equity-based compensation expense related to the Company's restricted common shares of $0.3 million. For the three months ended December 31, 2018, September 30, 2018 and June 30, 2018, includes equity-based compensation related to the Company's restricted common shares of $0.3 million, $0.1 million and $0.1 million, respectively, that was previously classified as general and administrative expenses.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2019 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Funds from operations (FFO):
Net loss attributable to common stockholders (in accordance with GAAP)	$(3,227)	$(13,524)	$(27,245)	$(12,041)
Impairment charges	823	11,023	1,172	8,563
Depreciation and amortization	32,086	32,638	35,332	35,438
Gain on sale of real estate investments	(2,873)	(2,186)	(1,328)	(3,625)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(49)	(67)	(59)	(78)
FFO attributable to common stockholders	26,760	27,884	7,872	28,257
Acquisition, transaction and other costs [1]	854	1,616	1,549	2,376
Litigation cost reimbursements related to the Merger [2]	(1,833)	—	—	—
Listing fees	—	—	4,988	—
Vesting and conversion of Class B Units	—	—	15,786	—
Amortization of market lease and other intangibles, net	(1,839)	(6,054)	(5,766)	(2,320)
Straight-line rent	(1,196)	(2,119)	(2,589)	(2,540)
Amortization of mortgage premiums on borrowings	(794)	(1,097)	(857)	(1,001)
Mark-to-market adjustments	—	—	—	(48)
Equity-based compensation [3]	3,021	2,935	2,240	65
Amortization of deferred financing costs, net and change in accrued interest	1,329	1,461	1,734	2,126
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	1	6	(29)	3
AFFO attributable to common stockholders	$26,303	$24,632	$24,928	$26,918

Weighted-average common shares outstanding (thousands)	106,077	106,096	105,905	105,028
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.03)	$(0.13)	$(0.26)	$(0.11)
FFO per common share	$0.25	$0.26	$0.07	$0.27
AFFO per common share	$0.25	$0.23	$0.24	$0.26
Dividends declared [4]	$29,207	$19,487	$29,319	$34,049
——
[1] Includes litigation costs related to the Merger which were included as an adjustment in the calculation above beginning in the fourth quarter of 2018, and were not presented as an adjustment in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018.

[2] Included in "Other income" in the Company's consolidated statement of operations.

[3] Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi- year outperformance agreement, which were previously presented in separate lines within the table above.

[4] The Company declared a dividend on January 2, 2019 with one month in arrears which resulted in only two months of dividends declared for the three months ended December 31, 2018. During the year ended December 31, 2018 the Company paid 12 months of dividends.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2019 (Unaudited)

Debt Overview
As of March 31, 2019
Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) [3]	Weighted-Average Interest Rate [3][4]	Total Outstanding Balance [5]	Percent
Non-Recourse Debt
2019 (remainder)	—	—	—%	1,895
2020	249	1.6	4.4%	604,660
2021	—	—	—%	257,565
2022	—	—	—%	1,070
2023	—	—	—%	1,431
Thereafter	223	4.9	4.8%	321,672
Total Non-Recourse Debt	472	3.4	4.6%	1,188,293	73%

Recourse Debt [1]
Credit Facility [2]		4.1	4.4%	432,700
Total Recourse Debt		4.1	4.4%	432,700	27%

Total Debt		3.8	4.6%	$1,620,993	100%
——
[1] Recourse debt is debt that is guaranteed by the Company.
[2] The maturity date of the Company's credit facility was automatically was extended from April 2020 to April 2022 upon the listing of the Company's stock on the Nasdaq. The Company has the right to extend the maturity date to April 2023.
[3] Weighted based on the outstanding principal balance of the debt.
[4] As of March 31, 2019, the Company’s total combined debt was 73.3% fixed rate or swapped to a fixed rate and 26.7% floating rate.
[5] Excludes the effect of deferred financing costs, net and mortgage premiums, net.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2019 (Unaudited)

Future Minimum Base Lease Rents Due to the Company
As of March 31, 2019
Amounts in thousands

Future Minimum Base Rent Payments [1]
2019 (remainder)	$187,539
2020	232,515
2021	221,348
2022	210,490
2023	195,218
Thereafter	1,217,962
Total	$2,265,072
——
[1] Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2019 (Unaudited)

Top Ten Tenants (by annualized straight-line rent)
As of March 31, 2019
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent	Remaining Lease Term [2]	Investment Grade [3]
SunTrust Bank	Retail	Retail Banking	$20,734	8%	10.1	Yes
Sanofi US	Office	Healthcare	17,143	7%	13.8	Yes
AmeriCold	Distribution	Refrigerated Warehousing	12,720	5%	8.5	Yes
Mountain Express	Retail	Gas/Convenience	12,696	5%	19.4	No
Stop & Shop	Retail	Grocery	8,770	3%	7.8	Yes
Tenants 6 - 10	Various	Various	32,765	13%	11.0	3 of 5 - Yes
Subtotal			104,828	41%	11.7

Remaining portfolio			146,923	59%

Total Portfolio			$251,751	100%
——
[1] Calculated using the most recent available lease terms as of March 31, 2019.
[2] Based on straight-line rent as of March 31, 2019.
[3] The top ten tenants are 48.3% actual investment grade rated and 28.5% implied investment grade rated (see page 6 for definition of Investment Grade).

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2019 (Unaudited)

Diversification by Property Type
As of March 31, 2019
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Retail (including Power and Lifestyle Centers)	$189,202	75%	11,741	61%
Industrial and Distribution	33,523	13%	5,663	29%
Office	29,026	12%	1,833	10%
Total	$251,751	100%	19,237	100%

	Retail Properties [2]
Tenant Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Single-Tenant:
Service-oriented	$87,672	46%	2,959	27%
Traditional retail	14,489	8%	1,543	15%
Multi-Tenant:
Experiential/e-commerce defensive	42,478	22%	2,399	23%
Other traditional retail	44,563	24%	3,700	35%
Total	$189,202	100%	10,601	100%
——
[1] Calculated using the most recent available lease terms as of March 31, 2019.
[2] Square feet represents total rentable square feet of retail properties occupied as of March 31, 2019.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2019 (Unaudited)

Diversification by Geography
As of March 31, 2019
Amounts in thousands, except percentages

	Total Portfolio
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Alabama	$18,561	7.4%	2,593	12.9%
Arizona	352	0.1%	22	0.1%
Arkansas	2,024	0.8%	83	0.4%
Colorado	504	0.2%	25	0.1%
Connecticut	1,640	0.7%	84	0.4%
Delaware	176	0.1%	5	0.1%
District of Columbia	235	0.1%	3	0.1%
Florida	19,616	7.8%	1,203	6.3%
Georgia	24,512	9.7%	1,861	9.7%
Idaho	321	0.1%	14	0.1%
Illinois	7,586	3.0%	664	3.5%
Indiana	1,409	0.6%	59	0.3%
Iowa	2,584	1.0%	149	0.8%
Kansas	3,017	1.2%	259	1.3%
Kentucky	7,122	2.8%	511	2.7%
Louisiana	2,562	1.0%	282	1.5%
Maine	202	0.1%	12	0.1%
Maryland	1,096	0.4%	21	0.1%
Massachusetts	6,069	2.4%	589	3.1%
Michigan	5,707	2.3%	338	1.8%
Minnesota	11,378	4.5%	752	3.9%
Mississippi	3,031	1.2%	149	0.8%
Missouri	5,900	2.3%	486	2.5%
Montana	848	0.4%	29	0.2%
Nebraska	514	0.2%	12	0.1%
Nevada	6,577	2.6%	396	2.1%
New Jersey	18,655	7.4%	818	4.3%
New Mexico	336	0.1%	27	0.1%
New York	2,351	0.9%	172	0.9%
North Carolina	16,644	6.6%	1,440	7.5%
North Dakota	1,222	0.5%	170	0.9%
Ohio	16,085	6.4%	840	4.4%
Oklahoma	8,196	3.3%	833	4.3%
Pennsylvania	9,204	3.7%	510	2.7%
Rhode Island	2,419	1.0%	149	0.8%
South Carolina	13,043	5.2%	1,416	7.4%
South Dakota	339	0.1%	47	0.2%
Tennessee	3,951	1.6%	270	1.4%
Texas	10,342	4.1%	731	3.8%
Utah	3,586	1.4%	402	2.1%
Virginia	2,930	1.2%	179	0.9%
West Virginia	1,175	0.5%	39	0.2%
Wisconsin	6,629	2.6%	532	2.8%
Wyoming	1,101	0.4%	61	0.3%
Total	$251,751	100.0%	19,237	100.0%
——
[1] Calculated using the most recent available lease terms as of March 31, 2019.

American Finance Trust, Inc.
Supplemental Information
Quarter ended March 31, 2019 (Unaudited)

Lease Expirations
As of March 31, 2019
Amounts in thousands, except ratios and percentages

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Leased Square Feet Expiring
		(In thousands)		(In thousands)
2019 (Remaining)	54	$5,435	2.2%	294	1.6%
2020	97	11,916	4.7%	980	5.4%
2021	81	16,484	6.5%	1,426	8.1%
2022	82	10,976	4.4%	1,104	6.1%
2023	118	22,423	8.9%	2,558	14.1%
2024	81	17,507	7.0%	1,322	7.3%
2025	62	16,151	6.4%	1,256	6.9%
2026	38	15,509	6.2%	1,029	5.7%
2027	92	32,807	13.0%	3,511	19.4%
2028	71	9,358	3.6%	726	4.0%
2029	106	18,603	7.4%	856	4.7%
2030	13	6,447	2.6%	633	3.5%
2031	29	7,508	3.0%	302	1.7%
2032	13	20,924	8.3%	854	4.7%
2033	62	8,034	3.2%	279	1.5%
2034	4	1,020	0.4%	33	0.2%
Thereafter (>2034)	207	30,649	12.2%	916	5.1%
Total	1,210	$251,751	100.0%	18,079	100.0%
——
[1] Calculated using the most recent available lease terms as of March 31, 2019.